                                  EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT



          AGREEMENT made this 4th day of February, 1999, by and between ITXC Corp., a corporation formed under the laws of the State of Delaware (the "Company"), and John G. Musci (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company wishes to employ the Executive and the Executive wishes to accept such employment, and each desires to enter into an agreement to provide for the terms and conditions of such employment set forth herein;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Employment
              ----------

          The Company agrees to employ the Executive during the Term specified in section 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

          2.  Term
              ----

          (a) Subject to Section 6 below and the other terms and conditions of this Agreement, the Executive's employment by the Company shall be for a term (the "Term") commencing on February 1, 1999 and expiring on the date (hereafter referred to as the "Expiration Date") which is (a) January 31, 2001 or (b) any later date to which the Term may be extended by written agreement of the parties. Notwithstanding anything contained herein to the contrary, in the event that the Executive's employment with the Company continues after the Expiration Date, the Executive's employment shall be deemed to be "at will". The effective date of the termination of the Executive's employment with the Company, regardless of the reason therefor, is referred to in this Agreement as the "Date of Termination".

          (b) Upon termination of the employment of the Executive with the Company on or after the Expiration Date, the Company shall pay the Executive, subject to appropriate offsets, as permitted by applicable law, for debts or money due to the Company (collectively, "Offsets"), any earned but unpaid salary and bonus compensation, and any unused accrued vacation, only through or as of, and any unpaid reimbursement expenses outstanding as of, the

Date of Termination. Any benefits to which the Executive or his beneficiaries may be entitled to under the plans and programs described in section 5(b) below, or any other applicable plans and programs, as of the Date of Termination shall be determined in accordance with the terms of such plans and programs. In addition, unless the Executive's employment terminates on or after the Expiration Date other than as a result of the Executive's death, disability or by the Company for Cause (as defined in section 6(a), the Company shall continue to pay the Executive his rate of base salary compensation then in effect for a period of six months. Except as provided in this section 2(b), in connection with the Executive's termination of employment pursuant to section 2(a), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature.

          3.  Duties and Responsibilities
              ---------------------------

          (a) During the Term, the Executive shall have the position of Executive Vice President and Chief Operating Officer or such other title as may be agreed between the Executive and the Company. The Executive shall perform such duties and responsibilities as may be assigned to him from time to time consistent with his position, and in the absence of such assignment, such duties as are customary and commensurate with such position. The Executive further agrees to accept election, and to serve during all or any part of the Term, as a director of the Company and as an officer or director of any subsidiary of the Company, without any additional compensation therefor.

          (b) The Executive's employment by the Company shall be full-time and exclusive, and during the Term, the Executive agrees that he will (i) devote substantially all of his business time and attention, his best efforts, and all his skill and ability to promote the interests of the Company and its affiliates; (ii) carry out his duties in a competent and professional manner;
(iii) work with other employees of the Company and its affiliates in a competent and professional manner; and (iv) generally promote the interests of the Company and its affiliates. Notwithstanding the foregoing, the Executive shall be permitted to engage in civic or charitable activities and manage his personal investments, provided that such activities (individually or collectively) do not materially interfere with the performance of his duties or responsibilities under this Agreement.

          (c) The Executive's principal office shall initially be located in Plainsboro, New Jersey, subject to necessary travel requirements of his position and duties hereunder. The Company reserves the right to move Executive's principal office to a location within a 50 miles of said location.

          4.  Compensation
              ------------

          (a) As compensation for his services hereunder, the Company shall pay the Executive, in accordance with its normal payroll practices, base salary compensation at an annual rate not less than the greater of $200,000.00 or the base salary of the Executive most recently approved by the Board of Directors of the Company.

          (b) Subject to the attainment of such individual and Company objectives as the Board of Directors of the Company shall establish, the Executive may be awarded a cash bonus for each three month period of employment not to exceed, on an annualized basis, 200% of the Executive's annual base salary then in effect; provided, however, that the minimum cash bonus to be paid the Executive for the three month period of employment commencing February 1, 1999 shall be $50,000 and the minimum cash bonus to be paid the Executive for the three month period of employment commencing May 1, 1999 shall be $25,000.

          (c) As of the first day of the Term, the Executive shall be granted non-qualified options ("First Day Options") under the ITXC Corp. Stock Incentive Plan (the "Stock Incentive Plan") to purchase 750,000 shares of ITXC Corp. common stock. The exercise price of such First Day Options shall be the fair market value of ITXC Corp. common stock on December 31, 1998 (the "Grant Date") as determined in accordance with the terms of the Stock Incentive Plan.

          500,000 of such First Day Options shall vest and become exercisable at the rate of thirty-three and one-third percent (33-1/3%) on each one-year anniversary of the Grant Date, commencing with January 1, 2000. The remaining 250,000 such First Day Options shall vest and become exercisable on January 1, 2006; provided, however, that if a "change in control" of [Qwest] (as defined under the [Qwest Stock Option Plan]) occurs before January 1, 2001, 125,000 of such First Day Options shall thereupon immediately vest if the price paid for each share of [Qwest] common stock in connection with such change in control is at least $35.00 per share but no more than $40.00 per share, and 250,000 of such First Day Options shall thereupon immediately vest if the price paid for each share of Qwest common stock in connection with such change in control is more than $40.00 per share. Except as provided by section 6(d) or the Stock Incentive Plan, upon the Executive's termination of employment with the Company, all First Day Options which are not vested shall be forfeited.

          In the event that, within 18 months after the Grant Date, the Company engages in one or more private equity placements (each a "Placement") at a time when shares of the Company's Series C Convertible Preferred Stock have a value of less than $9.29 per share, the Company shall grant Executive, as of the date of each such Placement, such number of additional non-qualified options (the "Additional Options") under the Stock Incentive Plan (or any successor plan) as may be required to maintain the equity ownership percentage of the Executive in the Company (on a fully diluted basis) to the extent represented by Executive's outstanding Options (whether or not vested and including any Additional Options granted hereunder in connection with a prior Placement) immediately prior to the Placement plus any shares of ITXC Corp. common stock which have been issued to the Executive as a result of his exercise of Options prior to such Placement. The exercise price of the Additional Options shall be the fair market value of ITXC Corp. common stock on such date of grant as determined in accordance with the terms of the Stock Incentive Plan (or any successor plan). The Additional Options shall vest in accordance with the same vesting schedule described above with respect to First Day Options, as if such Additional Options had been granted on the Grant Date.

          For purposes of this Agreement, First Day Options and Additional Options, if any, shall be collectively referred to as "Options". Except as set forth herein, the Options shall be subject in all respects to the terms and conditions of the plan governing the Options.

          (d) All compensation paid to the Executive shall be subject to applicable tax withholding requirements.

          5.  Expenses; Fringe Benefits
              -------------------------

          (a) The Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect.

          (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any employee benefit plans and programs provided by the Company (including without limitation, 401(k), medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to the employees of the Company, subject, however, to the terms and conditions of the various plans and programs in effect from time to time.

          (c) The Executive shall accrue paid personal time off days in accordance with the personal time off days policy of the Company applicable generally to executives of the Company in effect from time to time. In addition, the Executive shall be entitled to five (5) additional paid personal time off days to be used in connection with the Executive's relocation to New Jersey.

          (d) Notwithstanding anything contained herein to the contrary, the Company reserves the right to modify, amend or terminate any employee benefit plan or policy as it deems appropriate in its discretion; provided that unless required by law, the Company shall not amend, modify or terminate any such plan or policy in a manner that treats the Executive differently from other similarly situated employees.

          (e) The Executive agrees to relocate his principal residence within driving commuting distance of the Company's Plainsboro, New Jersey office by not later than August 15, 1999. The Company shall, subject to receipt of appropriate expense reports and vouchers, promptly reimburse the Executive for Relocation Expenses in an aggregate amount not to exceed $100,000.00.
Relocation Expenses shall include normal and customary moving expenses (including packing and unpacking, personal effects, automobiles), temporary living expenses, house and school hunting trips, real estate commission on the sale of Executive's current home, attorneys fees and closing costs on a new home, mortgage points on a new mortgage in excess of two points (but only if mortgages for two points or less are unavailable in the marketplace on reasonable lending terms), and commuting costs incurred until the earlier of the date Executive relocates his principal residence or August 15, 1999. To the extent that the Relocation Expenses for which Executive receives reimbursement from the Company are not deductible for Federal income tax purposes, the Company will "gross-up" the payments based on Executive's effective Federal income tax rate for 1999 and any such "gross-up" payment shall be deemed a Relocation Expense for purposes of this paragraph and subject to the $100,000.00 limitation set forth above. Notwithstanding anything contained herein to the contrary, if Executive's employment with the Company terminates prior to February 1, 2000 for any reason other than as a result of death or disability or pursuant to sections 6(a) or 6(b) hereof, no Relocation Expenses shall be paid or reimbursed by the Company (other than Relocation Expenses that are commuting expenses) and the Executive shall within thirty (30) days of such termination of employment repay the Company for any Relocation Expenses (other than Relocation Expenses that are commuting expenses) that have been paid or reimbursed by the Company.

          6.  Termination
              -----------

          (a) The Company, by direction of its Board of Directors and/or Chief Executive Officer, shall be entitled to terminate the Term prior to the Expiration Date and to discharge the Executive for "Cause" effective upon the giving of written notice. The term "Cause" shall be limited to the following grounds:

               (i) The willful and continued failure by the Executive to substantially perform any of his material duties hereunder or to follow the reasonable and lawful orders of the Board of Directors of the Company or the Chief Executive Officer of the Company;

               (ii) The Executive's misappropriation of material assets of the Company;

               (iii) Use of alcohol or illegal drugs, materially interfering with the performance of the Executive's obligations under this Agreement;

               (iv) Indictment, arraignment or conviction of a felony or of any crime involving moral turpitude, dishonesty or theft;

               (v) The commission by the Executive of any willful or intentional act, or the Executive's willful or intentional failure to act, which could reasonably be expected to injure the reputation, business or business relationships of the Company; provided, however, that no act or failure to act on the part of the Executive shall be deemed to be willful or intentional if it was due primarily to an error of judgment or negligence, but shall be deemed willful or intentional if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interests of the Company. Failure to meet performance standards or objectives of the Company by itself shall not constitute Cause for purposes of this Agreement.

               (vi) Any material breach (not covered by any of the clauses (i) through (v)) of any term, provision or condition of this Agreement or of any Company policy.

          (b) The Executive shall be entitled to terminate this Agreement and the Term hereunder prior to the Expiration Date in the event that the Company is in default of a material term of this Agreement, which default remains uncured for a period of 30 days after written notice of such default from the Executive to the Company, such notice to specify the specific nature of the claimed default and the manner in which the Executive requires such default to be cured. Notwithstanding any such termination, or in the event the Company terminates the employment of the Executive prior to the Expiration Date in breach of its obligations under this Agreement (hereinafter referred to as a "Termination Without Cause"), the restrictions set forth in section 8 shall remain in full force and effect.

          (c) Upon the termination of the employment of the Executive with the Company pursuant to section 6(a) or by virtue of a resignation other than pursuant to a termination under section 6(b) below, the Company shall pay the Executive, subject to any Offsets, (i) any earned but unpaid salary compensation, (ii) any earned but unpaid cash bonus, (iii) any unused accrued vacation, and (iv) any unpaid reimbursable expenses (except as provided under Section 5(d), in each case, as of the Date of Termination. Any benefits to which the Executive or his beneficiaries may be entitled to under the plans and programs described in section 5(b) above, or any other applicable plans and programs, as of his Date of Termination shall be determined in accordance with the terms of such plans and programs. Except as provided in this section 6(c), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature.

          (d) In the event of the termination of the Executive's employment by the Executive pursuant to section 6(b) above or in the event of a Termination Without Cause by the Company (each such event being called a "Wrongful Termination"), as liquidated damages, the Executive shall be entitled to continue to receive from the Company, subject to any Offsets and for so long as the Executive is not in breach of his obligations to the Company under sections 8 and 9 hereof, (i) his then applicable salary compensation when otherwise payable through the remainder of the then current Term hereof reduced by any income earned by the Executive as a result of gainful activity during the remainder of such Term whether as an employee, principal, partner, agent, consultant, co-venturer or in any other capacity (hereinafter referred to as "Other Employment"), (ii) any earned but unpaid bonus as of the Date of Termination, and (iii) any unpaid reimbursable expenses outstanding, and any unused accrued paid personal time off days, as of the Date of Termination. Any benefits to which Executive or his beneficiaries may be entitled to under the plans and programs described in section 5(b) above, or any other applicable plans and programs, as of his Date of Termination shall be determined in accordance with the terms of such plans and programs; provided, however, that the first six months of the Executive's cost of continued "COBRA" medical coverage, should such coverage be elected, shall be the same as the cost paid by active executives of the Company for group health coverage. In addition, the Executive shall continue to vest in the Options in accordance with the terms set forth in section 4(c) for the remainder of the Term. Except as provided in this section 6(d) in connection with a Wrongful Termination, (x) the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature and (y) the Executive shall be under no obligation to mitigate his damages or to seek Other Employment; provided that, as indicated in this section 6(d), any income the Executive earns from Other Employment shall reduce payments by the Company under section 6(d)(i). From time to time, upon the Company's reasonable request, the Executive shall provide the Company written verification of amounts earned from Other Employment. In the event the Executive fails to supply such information, the obligations of the Company to the Executive under this section 6(d) shall terminate. It is agreed that a termination of the Executive's employment on or after the Expiration Date shall not be deemed a Wrongful Termination.

          7.  Disability; Death
              -----------------

          (a) In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability"), the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least 30 days' prior written notice to him. In the event of the Executive's death, the Date of Termination shall be the date of such death.

          (b) In the event the Executive's employment terminates pursuant to section 7(a), the Executive, or in the case of his death, the Executive's estate, shall be entitled to receive, subject to any Offsets, (i) all salary and bonus compensation earned but unpaid as of the Date of Termination and (ii) any unpaid reimbursable expenses outstanding, and any unused accrued vacation, as of such date. Any benefits to which the Executive or his beneficiaries may be entitled under the plans and programs described in sections 5(b) above, or any other applicable plans and programs, as of his Date of Termination shall be determined in accordance with the terms of such plans and programs. Except as provided in this section 7(b), in the event of the Executive's termination due to disability or death, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature.

          8.  Confidential Information  In consideration of the covenants of the
              ------------------------
Company herein, the Executive agrees as follows:

          (a) The Executive hereby agrees and acknowledges that he has and has had access to or is aware of Confidential Information. The Executive hereby agrees that he shall keep strictly confidential and will not prior to or after his Date of Termination, without the Company's express written consent, divulge, furnish or make accessible to any person or entity, or make use of for the benefit of himself or others, any Confidential Information obtained, possessed, or known by him except as required in the regular course of performing the duties and responsibilities of his employment by the Company while in the employ of the Company, and that he will, prior to or upon his Date of Termination deliver or return to the Company all such Confidential Information that is in written or other physical or recorded form or which has been reduced to written or other physical or recorded form, and all copies thereof, in his possession, custody or control. The foregoing covenant shall not apply to (i) any Confidential Information that becomes generally known or available to the public other than as a result of a breach of the agreements of the Executive contained herein, (ii) any disclosure of Confidential Information by the Executive that is expressly required by judicial or administrative order; provided however that the Executive shall have (x) notified the Company as promptly as possible of the existence, terms and circumstances of any notice, subpoena or other process or order issued by a court or administrative authority that may require him to disclose any Confidential Information, and (y) cooperated with the Company, at the Company's request, in taking legally available steps to resist or narrow such process or order and to obtain an order or other reliable assurance that confidential treatment will be given to such Confidential Information as is required to be disclosed.

          (b) For purposes of this Agreement, "Confidential Information" means any information including without limitation plans, specifications, drawings, sketches, models, samples, data, computer programs, documentation, reports, accountings, and other technical and/or business information, that can be communicated by any means whatsoever, including without limitation oral, visual, written and electronic transmission, that relates to the Company's current or future business, products, services or development including, without limitation:

               (i) products and services, including without limitation existing hardware and software products and hardware and software in various stages of research and development;

               (ii) business policies, practices, and customer and supplier lists and information pertaining to customers and suppliers; and

               (iii) information received from others that the Company is obligated to treat as confidential or proprietary.

          Confidential Information shall include any materials that relate to, pertain to, record or embody any of the foregoing.

          "Confidential Information" shall not include information which would otherwise fit the definition of Confidential Information above if Executive can conclusively establish to the Company that such information has:

               (i) entered or was in the public domain other than due to the breach by Executive or another, by act or omission, of any obligation owed to the Company;

               (ii) become demonstrably known to Executive prior to the Company's disclosure of such information to Executive;

               (iii) become demonstrably known by or available to Executive from a source other than the Company subsequent to the disclosure by the Company of such information to Executive, without any breach - by act or omission - of any obligation of confidentiality owed to the Company, as evidenced by written documents received by Executive.


          9.  Post-Employment Obligations  In consideration of the covenants of
              ---------------------------
the Company herein, the Executive agrees as follows:

          (a) The Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with employees, suppliers of the Company. The Executive further agrees and acknowledges that in the course of the Executive's employment with the Company, the Executive has been and will be privy to Confidential Information. The Executive consequently agrees that it is reasonable and necessary for the protection of the trade secrets, goodwill and business of the Company that the Executive make the covenants contained herein. Accordingly, the Executive agrees that while he is in the employ of the Company and for a period of six months after the Date of Termination (regardless of the reason for his ceasing to be employed by the Company), he shall not, without the prior written consent of the Company, directly or indirectly, anywhere within the United Sates or Canada:

               (i) become Associated With any Competing Business; or

               (ii) solicit, sell, call upon or induce others to solicit, sell or call upon, directly or indirectly, any customer or prospective customer of the Company for the purpose of inducing any such customer or prospective customer to purchase, license or lease a product or service of a Competing Business; or

               (iii) employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment or retention as a consultant, any person who is, or was at any time within twelve (12) months prior to the Date of Termination, an employee of, or exclusive consultant to, the Company.

          (b) For purposes of this section 9, the following terms shall have the following meanings:

          "Competing Business" means that portion or segment of the business of any person, corporation (for profit or not for profit) or other entity which indirectly or directly provides wholesale internet telephony services, including without limitation, (i) linking internet telephone service providers ("ITSPs") to each other; (ii) providing billing and settlement services to internet telephony customers; and/or (iii) connecting participating ITSPs to telephone numbers using a combination of internet providers and traditional telephony for wholesale or retail customers.

              "Associated With" means serving as an owner, officer, employee, independent contractor, agent or a holder of 5% or more of any class of equity securities of, director, trustee, member, consultant or partner of any person, corporation (for profit or not for profit) or other entity engaged in a Competing Business.

          (c) If the Executive commits a breach or is about to commit a breach, of any of the provisions of sections 8 or 9 hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to them under law or in equity and shall be entitled to such damages as they can show they have sustained by reason of such breach.

          (d) The parties acknowledge that the type and periods of restriction imposed in the provisions of sections 8 and 9 hereof are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of sections 8 and 9 have been specifically negotiated by sophisticated parties and are given as an integral part of this Agreement, it being understood that the Company's stores are located throughout the United States and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area but generally by the location of the Company's stores. The Executive specifically acknowledges that the restrictions contemplated by this Agreement will not prevent him from being employed or earning a livelihood. If any of the covenants in sections 8 or 9 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in sections 8 or 9 hereof, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in sections 8 or 9 hereof above upon the courts of any state or other jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such states or other jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other states or other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or other jurisdictions, the above covenants as they relate to each state or other jurisdiction being, for this purpose, severable into diverse and independent covenants.

          10.  Intellectual Property
               ---------------------

          The Executive will disclose to the Company all ideas, inventions and business plans developed by him during the period of his employment with the Company which relate directly or indirectly to the business of the Company, including without limitation, any design, logo, slogan or campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, advertising campaigns, promotional campaigns, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company. The Executive agrees, that at the Company's request, he will take all steps necessary to secure the rights thereto to the Company by patent, copyright or otherwise.

          11.  Enforceability
               --------------

          The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

          12.  Assignment
               ----------

          This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligation of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company; provided, however, the Company may not assign or transfer its rights or obligations under this Agreement unless such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

          13.  Modification
               ------------

          This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

          14.  Severability; Survival
               ----------------------

          In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this

Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

          15.  Notice
               ------

          Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon person delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission or prepaid overnight courier service, and in each case, addressed as follows:

          If to the Executive:
          -------------------

          John G. Musci
          445 N. Hametown Rd.
          Akron, Ohio 44333

          If to the Company:
          ------------------

          ITXC Corp.
          600 College Road East
          Princeton, New Jersey 08540
          Attention:  Chief Executive Officer

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

          16.  Applicable Law
               --------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without application of conflict or law provisions applicable herein.

          17.  Subsidiaries and Affiliates
               ---------------------------

          As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

          18.  No Conflict
               -----------

          The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

          19.  Entire Agreement
               ----------------

          This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements, plans and arrangements relating to the employment of the Executive the Company are nullified and superseded hereby.

          20.  Headings
               --------

          The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    ITXC CORP.


                                    By:/s/ Tom Evslin
                                       ------------------------------------
                                          Name:  Tom Evslin
                                          Title:  Chairman




                                    Executive's Signature

                                    /s/ John G. Musci
                                    ---------------------------------------
                                    John G. Musci